UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

    Nevada             000-30646              13-3963499
    (State or other         (Commission             (IRS Employer
   jurisdiction of          File Number)            Identification No.)
   incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas         77056
(Address of principal executive offices)                 (Zip code)

Registrant’s telephone number, including area code         (713) 622-2875

Section 5- Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 9, 2004, Advanced Bio/Chem, Inc., a Nevada corporation (the “Company”), amended its Articles of Incorporation to change its name from “Advanced Bio/Chem, Inc.” to “Industrial Enterprises of America, Inc.” by filing a Certificate of Amendment with the Secretary of State of the State of Nevada.

Effective as of December 9, 2004, the Board of Directors of the Company adopted the Company’s Amended and Restated Bylaws (the “A&R Bylaws”). The Board of Directors desired to amend the existing bylaws (the “Mid-Way Bylaws”) mainly due to the fact that such bylaws were adopted by the Company’s predecessor, Mid-Way Medical and Diagnostic Center, Inc., in 1997. The A&R Bylaws differ in the following respects from the Mid-Way Bylaws:

(1) The A&R Bylaws provide that special meetings of the Company’s stockholders may be held on the date fixed by the directors, while the Mid-Way Bylaws provided that special meetings be called by the Board of Directors, the Chairman, President, or Chief Executive Officer of the Company or stockholders of not less than one-tenth of all the shares entitled to vote at the meeting.

(2) Under the A&R Bylaws, a majority of the voting power constitutes a quorum at a meeting of stockholders, unless the action requires a greater proportion, while the Mid-Way Bylaws provided that the holders of one-third of the shares of stock entitled to vote at the meeting, present in person or by proxy, constituted a quorum, unless the presence of a larger number is required by law.

(3) The A&R Bylaws provide that in the election of directors, a plurality of the votes cast will elect such directors, while the Mid-Way Bylaws provided that, if a quorum were present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote were the act of the stockholders, unless otherwise required by law, the Articles of Incorporation or the Mid-Way Bylaws.

(4) The A&R Bylaws state that the initial Board of Directors is to consist of three persons and, thereafter, the number of directors may be fixed from time to time by the stockholders or the directors, or if not fixed, the number will be seven. The Mid-Way Bylaws provided that the number of directors be not less than one and more than nine, as the Board of Directors designated.

(5) The A&R Bylaws provide that the Company is to have a President, Secretary and Treasurer and such other officers as the Board may designate, while the Mid-Way Bylaws provided that the Company also had one or more Vice Presidents and that the offices of President and Secretary could not be held by the same person.

The foregoing discussion is a summary of the effects of the adoption of the A&R Bylaws and is subject, in all respects, to the A&R Bylaws, which are filed herewith, and the Mid-Way Bylaws, which are incorporated herein by reference to the Mid-Way Bylaws on file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Amendment to Articles of Incorporation of the Company.

3.2 Amended and Restated By-laws of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Industrial Enterprises of America, Inc.

December 14, 2004                                     By: /s/ John Mazzuto
                                                 Name: John Mazzuto
                                                 Title: Chief Financial Officer